                                                              EXHIBIT 10.16


                               MSN HOLDINGS, INC.

                              AMENDED AND RESTATED
                    EXECUTIVE INCENTIVE STOCK OWNERSHIP PLAN


SECTION 1. PURPOSES. The purposes of the Amended and Restated Executive Incentive Stock Ownership Plan (the "Plan") of MSN Holdings, Inc. (the "Company") are to foster and promote the interests of the Company by (i) attracting and retaining executive personnel of outstanding ability; (ii) strengthening the Company's ability to develop and maintain a competent management team; (iii) motivating executive personnel by means of stock-based incentives to achieve Company goals; and (iv) providing incentive compensation opportunities which are competitive with those of competing corporations.

SECTION 2. DEFINITIONS. The following definitions are applicable to the Plan:

        (a) "Affiliate" means any corporation, partnership, association, joint venture or other business entity in which the Company, directly or indirectly, participates (whether through stock ownership, by contract, through the power to appoint key personnel or otherwise) in decisions regarding the management thereof or the production or marketing of products or services produced or sold thereby.

        (b) "Common Stock" means the Common Stock of the Company, par value $0.01 per share.

        (c) "Employee" means a full-time salaried employee of the Company or any Operating Unit.

        (d) "Fair Market Value" means

                (i) If the Common Stock is traded on the over-the-counter market, the mean between the bid and the asked price for the Common Stock at the close of trading for such date;

                (ii) If the Common Stock is listed on a national securities exchange, or is traded on the NASDAQ National Market System or the NASDAQ Small Cap Market, the closing price of the Common Stock on the Composite Tape or as otherwise officially reported for such date; and

                (iii) If the Common Stock is not traded on the over-the-counter market, the NASDAQ National Market System, the NASDAQ Small Cap Market or listed on a national securities exchange, the Fair Market Value shall be determined according to the following procedure:

                        (A) The Board of Directors of the Company (excluding the
                Grantee, if a member of the Board of Directors) and Grantee shall negotiate in good faith in an effort to reach an agreement upon the Fair Market Value of the Common Stock for a period of ten days beginning at any time following the event that requires a determination of the Fair Market Value.

                        (B) If the Board of Directors and the Grantee are unable
                to reach agreement under the foregoing subsection (A), the Fair Market Value of the Common Stock shall be determined by appraisal. Within 15 days after the expiration of the ten-day period in subsection (A) above, the Board of Directors and the Grantee shall each elect as an appraiser (together, the "Selected Appraisers") who shall be a senior member of the American Society of Appraisers experienced in the appraisal of companies or an investment banker who is an NASD member and is experienced in the appraisal of companies. The Selected Appraisers shall establish the Fair Market Value of the Common Stock. Such Fair Market Value of the Common Stock shall be calculated with no discount for minority interests, lack of marketability or lack of control thereof. Each Selected Appraiser shall render its appraisal within 20 days after its appointment hereunder. In the event that either Selected Appraiser fails to render an appraisal within such 20-day period, the first appraisal rendered shall be conclusive. In the event that the values determined by the Selected Appraisers differ by less than 10% of the higher value, the Fair Market Value of the Common Stock shall be the average of the appraisals made by each of the Selected Appraisers. In the event that the values differ by 10% or more of the higher value, the Selected Appraisers shall within ten days select a third appraiser (the "Neutral Appraiser") to conduct an appraisal under the standards set forth herein. The Neutral Appraiser shall render an appraisal within 20 days of its appointment hereunder. The Fair Market Value of the Common Stock shall be equal to the appraisal made by the Neutral Appraiser if such appraisal is between the two appraisals made by the Selected Appraisers or, if such appraisal by the Neutral Appraiser is not between the two appraisals made by the Selected Appraisers, then the Fair Market Value of the Common Stock shall be that one of the two appraisals made by the Selected Appraisers that is closer to the appraisal made by the Neutral Appraiser. All appraisals delivered pursuant to this subsection shall be in writing and signed by the appraiser. The fees, costs and expenses of the Selected Appraisers and Neutral Appraiser will be borne by the Company. The determination of Fair Market Value shall be conclusive, final and binding on all parties and shall be enforceable in any court having any jurisdiction over a proceeding brought to seek enforcement.

        (e) "Grantee" means a Director of the Company or an Employee who is selected by the Committee to receive an award under the Plan based on its exclusive judgment. In exercising its judgment, the Committee may consider recommendations made by the chief executive officer of the Company.

        (f) "Operating Unit" means any division, group, subsidiary or Affiliate of the Company which is designated by the Board of Directors to constitute an Operating Unit.

        (g) "Restricted Share Award" means the issuance of forfeitable Common Stock pursuant to Section 9 of the Plan.

        (h) "Normal Retirement" means retirement on the first day of the month coinciding with or next following a Grantee's 65th birthday.

        (i) "Total Disability" means accidental bodily injury or sickness which wholly and continuously disables a Grantee. All determinations of Total Disability made by the Company pursuant to the Company's Pension Plan shall be determinative of Total Disability under the Plan.

        (j) "Change in Control" means any replacement of 50% or more of the directors of the Company which follows and is directly or indirectly a result of any one or more of the following:

                (i) a cash tender offer or exchange offer for the Company's Common Stock;

                (ii) a solicitation of proxies other than by the Company's management or Board of Directors;

                (iii) acquisition of beneficial ownership of shares having 25% or more of the total number of votes that may be cast for the election of directors of the Company by a third party or a "group" as defined in Section 13(d) of the Securities Exchange Act of 1934, for the purpose of changing control of the Company; or

                (iv) any merger, business combination, sale of assets, or other extraordinary corporate transaction undertaken for the purpose of changing control of the Company.

        (k) "For Cause" means (i) the termination of the Employee because of the willful and continued failure of the Employee to perform duties as assigned (except any such failure resulting from illness or for Good Reason), (ii) the permanent mental or physical disability of the Employee such that the Employee is unable to perform the Employee's duties for a period of at least six consecutive months, as determined by a licensed physician, (iii) the conviction or indictment of the Employee of (a) a felony or (b) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or (iv) dishonest statements or acts of the Employee with respect to the Company. For purposes of this section, the phrase "willful and continued failure of the Employee to perform duties" shall not be construed to mean failure of the Employee to achieve any performance objectives of the Company, so long as the Employee is otherwise performing in good faith.

SECTION 3. ADMINISTRATION. The Plan shall be administered under the direction of a committee of the Board of Directors (the "Committee"). The Committee shall have sole and complete authority to (i) select the Grantees; (ii) determine the size of the awards to be made under the Plan, subject to Section 5 of the Plan; and (iii) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan, all subject to its express provisions. A Director who is selected as a Grantee shall not participate in the administration of the Plan.

        A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

SECTION 4. PARTICIPATION. The Committee shall select from time to time the Grantees for each Year from those Employees who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or an Operating Unit. No Employee shall have any right to be selected as a Grantee in the Plan for any Year, nor, having been selected as a Grantee for one Year, any right to be a Grantee in any other Year.

SECTION 5. MAXIMUM AMOUNT AVAILABLE FOR AWARDS. The maximum number of shares of the Common Stock which may be awarded under the Plan is 2,000,000 shares of the Common Stock. The Plan shall accrue one share of Common Stock for each share of Common Stock subject to a Restricted Share Award. If, pursuant to the Plan, the shares of Common Stock subject to a Restricted Share Award are forfeited, such shares shall again be available for awards pursuant to the Plan.

SECTION 6. DETERMINATION OF AWARDS. Subject to the provisions of Section 5 hereof, the Committee shall determine the awards for each Year, taking into consideration, as it deems appropriate, the performance of the respective Grantees.

SECTION 7.        RESTRICTED SHARE AWARDS.

      7.1 RESTRICTED SHARE AWARDS. If the Committee deems it appropriate in order to further the purposes of the Plan, it may, in its sole discretion, make Restricted Share Awards which would entitle a Grantee to receive a stated number of shares of Common Stock subject to forfeiture if such Grantee fails to remain continuously as an employee of the Company or any Affiliate for the period stipulated by the Committee.

      7.2 AWARD AGREEMENTS. Each Restricted Share Award shall be evidenced by a written agreement, executed by the Grantee and the Company, which shall contain such terms and conditions as the Committee may require, including, but not limited to, escrow and (if applicable) the pledge provisions meeting the requirements of Section 8 of the Plan.

      7.3 RESTRICTIONS. Restricted Share Awards and the shares of Common Stock issued pursuant thereto shall be subject to the following restrictions:

        (a) Except as otherwise permitted by Section 9 of the Plan, neither the Restricted Share Awards nor the shares of Common Stock issued pursuant thereto may be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of prior to the redelivery of the shares of Common Stock to the Grantee pursuant to Section 8(b) of the Plan.

        (b) Shares of Common Stock subject to a Restricted Share Award shall be forfeited and all rights of a Grantee to such Stock shall terminate to the extent that the Grantee fails to remain continuously as an employee of the Company or any Affiliate for such period as the Committee shall designate. A Grantee shall not be deemed to have terminated his period of continuous employ with the Company or any Affiliate if he leaves the employ of the Company or an Affiliate for immediate reemployment with the Company or any Affiliate. Shares of Common Stock subject to Restricted Share Awards shall be forfeited in accordance with the forfeiture schedule set forth in the applicable Restricted Share Award Agreement with the Grantee.

        (c) In the event of the forfeiture of any shares of the Common Stock, the Company shall retain such shares as treasury stock.

      7.4 RIGHTS AS A SHAREHOLDER. Upon the issuance of shares of Common Stock subject to a Restricted Share Award to the Grantee, such Grantee shall, subject to the Plan, have the right to vote such shares of Common Stock and receive all cash dividends.

      7.5 FORFEITURE ON NORMAL RETIREMENT. If the employment of a Grantee terminates by reason of Normal Retirement, such Grantee shall be entitled to retain the number of shares of the Common Stock subject to his Restricted Share Award multiplied by a fraction (x) the numerator of which shall be the number of full calendar months between the date of grant of such Restricted Share Award and the date of such termination of employment, and (y) the denominator of which shall be 33.

7.6 CHANGE IN CONTROL. Notwithstanding the foregoing provisions of this Plan, upon the occurrence of (i) a Change in Control of the Company and (ii) the Company's or any Affiliate's terminating a Grantee other than For Cause, then any period of continuous employment stipulated by the Committee with respect to the Grantee shall be deemed completed on the date of such termination and the shares of Common Stock subject to such Grantee's Restricted Share Awards shall become non-forfeitable. Redelivery of shares of Common Stock subject to Restricted Share Awards shall occur pursuant to Section 8(b) of the Plan.

SECTION 8.        DEPOSIT OF STOCK CERTIFICATES WITH COMPANY.

        (a) Each certificate of Common Stock issued in respect of Restricted Share Awards shall be registered in the name of the Grantee and deposited by him, together with a stock power endorsed in blank, with the Company to be held in escrow and as a pledge to secure the payment by the Grantee of all promissory notes given by the Grantee in payment for the Restricted Share Award. Unless and until forfeited as provided in the Plan, the Grantee shall be entitled to vote all shares of such Common Stock and receive all cash dividends with respect to them. All other distributions with respect to the shares of such Stock, including, but not limited to, shares received as a result of a stock dividend, stock split, combination of shares or otherwise and any distribution of the property or assets of the Company shall be retained by the Company in escrow or, if delivered to the Grantee, the Grantee will deposit such distribution with the Company in escrow pursuant to this Section of the Plan. Each certificate of Common issued pursuant to a Restricted Share Award shall bear the following (or similar) legend:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Executive Incentive Stock

        Ownership Plan of MSN Holdings, Inc. (the "Company") and an Agreement entered into between the registered owner and the Company. A copy of such Plan and Agreement is on file in the office of the Secretary of the Company."

        (b) To the extent that (i) the Restricted Share Awards have become non-forfeitable and (ii) the Grantee has paid the promissory notes (if any) delivered by the Grantee to the Company in payment for the shares of Common Stock covered by the Restricted Share Award, such portion of the shares of Common Stock subject to Restricted Share Awards for which payment of the promissory notes has been made and which are no longer forfeitable pursuant to
Section 7.3 or 7.6 of the Plan (and which have been deposited with the Company pursuant to Section 8 of the Plan) shall be redelivered by the Company to the Grantee (or his legal representative, beneficiary or heir).

SECTION 9. ASSIGNMENTS AND TRANSFERS. The rights and interests of a Grantee under the Plan may not be assigned, encumbered or transferred except in the event of the death of a Grantee by will or the laws of descent and distribution.

SECTION 10. GRANTEE RIGHTS UNDER THE PLAN. No Employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee or other person any right to be retained in the employ of the Company or any Operating Unit.

SECTION 11. GRANTEE RIGHT TO SURRENDER RESTRICTED SHARE AWARDS. A Grantee may surrender the shares of Common Stock covered by a Restricted Share Award to the Company at any time. Upon such surrender to the Company, the Grantee shall pay (in cash) the unpaid portion (if any) of the full recourse portion of all promissory notes (if any) delivered by the Grantee in payment for all of the Restricted Shares that are non-forfeitable as of the date of the surrender. Upon receipt of such payment, the Company shall return to the Grantee the balance of the purchase price for the Restricted Shares that was paid by the Grantee, including all unpaid promissory notes (if any) made by the Grantee in favor of the Company in payment of the Restricted Shares, and such note shall be marked "Cancelled and Paid In Full." For example, assume (a) the Grantee was awarded 300 Restricted Shares at a price of $10.00 per share; (b) the Grantee delivered a promissory note for $3,000 in full payment for the Restricted Shares; (c) 30% of the note is full recourse; and (d) 100 of the shares have become non-forfeitable at the time the Grantee elects to surrender the Restricted Shares. In such a case, if the Grantee returns all the Restricted Shares, the Grantee is required to pay to the Company $300 (100 x $10 x .3) in cash. Upon such payment, the Company shall return the promissory note to the Grantee marked "Cancelled and Paid In Full."

SECTION 12.       ADJUSTMENTS.

        (a) In the event of any change in the number of outstanding shares of Common Stock by reason of stock dividend, stock split, combination or exchange of shares or other similar corporate action, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding and held by each stockholder of the Company, the number of shares of Common Stock issuable pursuant to Restricted Share Awards shall be increased or decreased in the same proportion.

        (b) In the event of a merger or consolidation in which the Company is a constituent party or upon the sale of all or substantially all of the assets of the Company, a Grantee shall, upon becoming entitled to receive shares of Common Stock pursuant to the Plan, be entitled to receive in lieu of such shares the number and class of shares of stock, other securities or cash or other consideration to which the Grantee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets, if immediately prior to such merger, consolidation or sale of assets the Grantee had been the holder of record of such shares.

SECTION 13. ADMINISTRATION EXPENSES. The entire expense of administering the Plan shall be borne by the Company.

SECTION 14. AMENDMENT OR TERMINATION. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time.

SECTION 15. EFFECTIVE DATE AND DURATION. The Plan shall be effective for a period of six years following its adoption by the Board of Directors of the Company effective as of March 1, 2000.